EXHIBIT 99.1

Terra Nova Financial Group, Inc. Announces Earnings

Chicago, IL, November 12, 2007 - Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a leading financial services technology company specializing in trading and brokerage services, today announced results for the three and nine months ended September 30, 2007, including revenues of $12.9 million and $38.0 million and operating income of approximately $1.6 million and $3.8 million, respectively.

"This marks four consecutive quarters of profitability for the Company since the merger in May 2006. The Company has made substantial progress with initiatives identified after the merger, which include improving proprietary technology, strengthening the technology staff, attracting a larger customer base and reducing costs within the business. With many of these initiatives underway or completed, we look forward to growing the business via organic and acquisitive means", commented Michael Nolan, CEO. He further commented, "Despite the recent volatility in the financial markets our broker-dealer business continues to be very strong".

GAAP and Non-GAAP financial highlights include:

•	Net income per share for the three and nine months ended September 30, 2007 was $0.04 and $0.08
•	Net income for three and nine months ended September 30, 2007 was approximately $1.1 million and $2.4 million, up from the prior year of a loss of ($928,000) and ($2.9 million) respectively
•	Total revenues for the third quarter 2007 increased 3% to $12.9 million from $12.5 million in the comparable period in 2006
•	Total revenues for the nine months ended September 30, 2007 increased 66% to $38 million from $22.9 million in the comparable period in 2006
•	Third quarter 2007 earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") was approximately $2 million, 16% of total revenues
•	Nine months ended September 30, 2007 Adjusted EBITDA was approximately $5.5 million, 14% of total revenues (and $5.9 million excluding the one-time charge of $0.5 million)

Other recent highlights include:

•	Implementation of a common stock buy-back program on September 28, 2007 authorizing the use of up to $5 million to repurchase Terra Nova Financial Group, Inc outstanding common stock
•	Substantial completion of the IT infrastructure relocation from Dallas, TX to Chicago, IL maximizing operational efficiencies
•	Creation of Romanian subsidiary staffed by development personnel enhancing the Company's proprietary trading and clearing systems
•	Increased trading volume 80% in the third quarter 2007 and 130% year-to-date under the RushGroup Technologies, Inc. wholly-owned subsidiary
•	Completed a 1 for 10 reverse stock split on August 1, 2007
•	Nine months ended September 30, 2007 revenue per employee of approximately $405 thousand, based on 94 full time employees
•	Increase in customer assets to $939 million at the end of the third quarter 2007, up 21% from the comparable period in 2006

FINANCIAL STATEMENTS - Unaudited

In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, Terra Nova provides non-GAAP statements reflecting Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). These measures are not in accordance with or an alternative for GAAP and may be different from measures used by other companies. The non-GAAP statements of Adjusted EBITDA eliminate certain items of expenses and losses. The Company's management believes that this statistic is indicative of the relative strength of the Company's operating performance and allows investors to evaluate the current operating and financial performance of the Company's core business. The Company's management uses these measures for reviewing its financial results and for business planning. Terra Nova's management discloses this information externally along with a reconciliation of their comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. Furthermore, while some of these items have been periodically reported in Terra Nova's statements of income, their occurrence in future periods is dependent upon future business and economic factors, among other criteria, and may frequently be beyond the control of management.

Below are the Adjusted EBITDA reconciliations relating to the three and nine months ended September 30, 2007.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Adjustments - Unaudited
	Three Months Ended September 30,	Nine Months Ended September 30,
TOTAL REVENUES	$12,869,813	$38,034,368
Operating expenses	11,291,773	34,220,393
Operating income	1,578,040	3,813,975
Interest expense	12,921	55,435
Income before income taxes	1,565,119	3,758,540
Income tax provision	428,647	1,384,794
Net income	1,136,472	2,373,746

ADJUSTMENTS:
Depreciation and amortization expense	320,202	1,148,402
Stock-based compensation	161,026	530,356
Interest expense	12,921	55,435
Income tax provision	428,647	1,384,794
Total Adjusted EBITDA	$2,059,268	$5,492,733

See accompanying notes to unaudited consolidated financial statements.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Commissions and fees	$8,911,938	$9,260,109	$26,147,575	$17,469,673
Interest income	3,589,902	3,145,909	11,028,185	5,175,018
Software fees	188,387	12,844	436,173	75,184
Other income	179,586	82,248	422,435	145,418

Total revenues	12,869,813	12,501,110	38,034,368	22,865,293

OPERATING EXPENSES
Commissions, execution and exchange fees	4,122,876	4,537,342	10,508,900	8,707,736
Employee compensation	2,932,536	3,347,391	8,185,310	6,681,121
Quotations and market data	1,302,709	1,623,964	4,170,600	2,896,762
Interest expense on brokerage accounts	1,409,944	1,725,161	5,082,670	2,640,807
Advertising and promotional	95,341	225,820	585,991	411,744
Professional fees	547,415	567,758	1,529,592	943,032
Communications and information technology	160,631	211,679	586,568	472,853
Depreciation and amortization	320,202	214,804	1,148,402	839,298
Other general and administrative expenses	400,119	948,960	2,422,360	1,948,956

Total operating expenses	11,291,773	13,402,879	34,220,393	25,542,309

Operating income (loss)	1,578,040	(901,769)	3,813,975	(2,677,016)

Interest expense	12,921	26,018	55,435	222,114

Income (loss) before income taxes	1,565,119	(927,787)	3,758,540	(2,899,130)

Income tax provision	428,647	-	1,384,794	-

Net income (loss)	$1,136,472	$(927,787)	$2,373,746	$(2,899,130)

Beneficial conversion feature on preferred stock	-	-	-	(23,699,816)

Dividends on preferred stock	(98,237)	(8,471)	(126,832)	(43,854)

Net income (loss) attributable to common shareholders	$1,038,235	$(936,258)	$2,246,914	$(26,642,800)

Net income (loss) per common share:
Basic	$0.04	$(0.25)	$0.08	$(7.06)

Diluted	$0.04	$(0.25)	$0.08	$(7.06)

Weighted average number of common shares:
Basic	27,200,113	3,789,657	27,191,127	3,774,940

Diluted	27,655,917	3,789,657	27,916,322	3,774,940

See accompanying notes to unaudited consolidated financial statements.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
ASSETS	2007	2006
	(Unaudited)
Cash and cash equivalents	$10,020,495	$5,733,813
Cash segregated in compliance with federal regulations	153,920,040	156,751,025
Receivables from brokers, dealers and clearing organizations	23,207,584	55,397,271
Receivables from customers and non-customers	42,539,911	56,969,549
Property and equipment, net	920,311	614,746
Capitalized software development costs, net	1,765,484	1,754,114
Intangible assets, net	5,690,440	6,221,871
Goodwill	9,583,480	9,583,480
Other assets	2,023,976	1,693,392
Total assets	$249,671,721	$294,719,261

LIABILITIES AND SHAREHOLDERS' EQUITY
Line of credit	$850,000	$18,625,000
Payables to brokers, dealers and clearing organizations	1,215,234	911,261
Payables to customers and non-customers	206,427,360	238,622,993
Accounts payable and accrued expenses (including $59,484 and $49,611 of accrued interest due to related parties at September 30, 2007 and December 31, 2006, respectively)	5,750,836	5,074,011
Accrued preferred stock dividends	385,351	258,520
Income tax liability	1,311,986	-
Convertible notes payable	-	300,000
Convertible bonds payable (net of unamortized debt discount of $901 and $8,853 at September 30, 2007 and December 31, 2006, respectively)	329,099	321,147
Total liabilities	216,269,866	264,112,932

Commitments and contingencies

Shareholders' equity
Preferred stock - cumulative; $10 par value; 38,792 shares authorized; 14,063 shares issued and outstanding at September 30, 2007 and December 31, 2006; liquidation value of $210,242 at September 30, 2007	140,630	140,630
Preferred stock - convertible cumulative; $10 par value; 835,000 shares authorized; 49,480 shares issued and outstanding at September 30, 2007 and December 31, 2006; liquidation value of $953,340 at September 30, 2007	494,800	494,800
Common stock - $0.01 par value, 150,000,000 and 800,000,000 shares authorized at September 30, 2007 and December 31, 2006, respectively; 27,203,851 and 27,184,294 shares issued and outstanding at Septermber 30, 2007 and December 31, 2006, respectively	272,039	271,843
Additional paid-in capital	52,484,268	52,062,685
Accumulated deficit	(19,989,882)	(22,363,629)
Total shareholders' equity	33,401,855	30,606,329
Total liabilities and shareholders' equity	$249,671,721	$294,719,261

See accompanying notes to unaudited consolidated financial statements.

About Terra Nova Financial Group, Inc.

Terra Nova Financial Group, Inc. is a holding company that operates through two primary subsidiaries: Terra Nova Financial, LLC (member FINRA, NFA, SIPC, DTCC, OCC, NYSE Arca Equities, NYSE Arca Options, NASDAQ, ISE, BOX, NSX, BSE, CHX, and AMEX) and RushGroup Technologies, Inc.

Terra Nova offers self-clearing broker-dealer services for a broad array of trading vehicles including equities, options, futures and commodity options, ETFs, fixed income, mutual funds, and foreign exchange. Terra Nova serves a diverse client base of institutions, active traders and investors as well as provides clearing and backoffice services to correspondent introducing brokers, registered representatives, registered investment advisors and foreign brokers located in the United States and in certain foreign countries. Terra Nova offers investment banking services specializing in raising capital or providing financial advisory services for small and midcap companies.

RushGroup Technologies, Inc. ("RushGroup") is a wholly-owned subsidiary of the Parent engaged in software development. RushGroup serves as the Parent's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART™), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to Financial Industry Regulatory Authority ("FINRA") member broker-dealers, institutional portfolio managers and traders.

Terra Nova is headquartered in Chicago with a sales presence in New York and San Francisco.

All statements in this presentation that are not historical are forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. Such forward-looking statements may be identified by words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy," or similar statements. Statements reflect the Company's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. These statements are based upon assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors our management believes appropriate. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in these forward-looking statements, including, without limitation, our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items; and other factors detailed from time to time in our filing with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.terranovafinancial.com.
For more information about Terra Nova's technology offering, please visit www.rushgroup.com.

Investor Relations: Brooke Hoffmann, 1-312-827-3602
Media Contact: Christopher Hartman, 1-312-827-3695